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EXECUTION COPY

"REGISTERED"                                Approved by the
                                            Participants' Assembly
in amended and restated form                in amended and restated
District State Administration               form on ____________, 1997
of the Pechersk District                    Protocol No. ___
City of Kyiv

Decision No. ____________                   Chairman of the

                                                 Participants' Assembly

dated ______________, 1997
Certificate No. ___________                 _____________________
Registration No. 23729809


Head of the District State
Administration


--------------------------



                          AMENDED AND RESTATED CHARTER

                           OF THE BROADCASTING COMPANY

                                  "STUDIO 1+1"

                   IN THE FORM OF A LIMITED LIABILITY COMPANY

                                     ("LLC")

                                   Kyiv - 1997


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ARTICLE 1   GENERAL

1.1      This Amended and Restated Charter ("Charter") is hereby adopted by:

         ALEXANDER RODNIANSKII, a citizen of Ukraine, passport No.AC037575; German Residency A03762953 issued on 05.08.96; ("AR");

                                      and

         ENTERPRISE "INTER - MEDIA", a legal entity organized under the laws of Ukraine, represented by its General Director, Serhiy Viktorovych Chekanov ("Intermedia").

         AR and Intermedia are hereinafter collectively referred to as the "Participants" and individually as a "Participant".

1.2 All capitalized terms that are used and defined in this Charter shall have the respective meanings ascribed to them in that certain Amended Foundation Agreement on the Establishment and Operation of the Broadcasting Company "Studio 1+1" in the form of a Limited Liability Company ("Foundation Agreement") entered into by the Parties as of January 23, 1997.

1.3 This Charter is entered into and approved in accordance with the provisions of the Foundation Agreement. In the event of any discrepancy between the provisions of the Foundation Agreement and those of this Charter, the provisions of the Foundation Agreement shall prevail, unless the Participants in each instance unanimously agree to give prevailing force to the terms of this Charter. This Charter amends and replaces in its entirety the Charter of the Broadcasting Company "Studio 1+1" in the form of a Limited Liability Company approved by the Participants' Assembly on June 28, 1996 (and any amendments thereof).

1.4      The official full name of the LLC in Ukrainian shall be as follows:
         "1+1"                  .

         The official full name of the LLC in English shall be as follows:
         Broadcasting Company "Studio 1+1" in the form of a Limited Liability Company.

         The abbreviated name of the LLC in Ukrainian shall be as follows:
         T "1+1", or 1+1.

         The abbreviated name of the LLC in English shall be as follows:
         Studio 1+1.

1.5      The address of the LLC shall be: 1b Arsenalna Square, Kyiv, Ukraine.


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ARTICLE 2   PURPOSE AND SUBJECT MATTER OF THE LLC

2.1 The main purpose of the Company's activities shall be production and commercial activities in accordance with the subject matter of the LLC.

2.2      The subject matter of the LLC shall be as follows:

         2.2.1 production of various television, movie, video and audio products either in Ukraine or abroad;

         2.2.2 acquisition and disposal of the rights for the use of national and foreign television, movie, video and audio products in any lawful manner either in Ukraine or abroad;

         2.2.3 distribution of various television, movie, video and audio products either in Ukraine or abroad;

         2.2.4 carrying out television and radio broadcasting activities for broadcasting of television, movie, video and audio products which the LLC has produced or which the LLC has purchased or leased or the rights to which were acquired in any other lawful manner either in Ukraine or abroad;

         2.2.5 provision, receipt or exchange of television, movie, video and audio products with other television, movie, video and audio producers in Ukraine or abroad and the re-transmission of news releases, sport programs or other shows;

         2.2.6 ownership, creation, maintenance and exploitation of television, video and radio broadcasting facilities (including aerial television and radio channels, cable and satellite networks);

         2.2.7 organization and carrying out of conferences, symposia, exhibitions, auctions, competitions, concerts, radio, movie, video and television markets, recitals, premiers, movie concerts and movie presentations and movie shows;

         2.2.8 provision of intermediary, agency, distributor, dealer, marketing, manager, producer, training (including internships), advertising and other services in the area of television, movie, video and radio broadcasting, including provision of services in the area of staging, production, interpretation, adaptation, circulation, broadcasting, distribution, licensing, assigning and sale of television, video, movie and audio products either in Ukraine or abroad;

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         2.2.9    charitable and sponsorship activities; and

         2.2.10   such other types of activities which are not expressly

                  prohibited by applicable Ukrainian legislation.

ARTICLE 3   LEGAL STATUS OF THE LLC

3.1 The LLC shall be a legal entity under applicable Ukrainian legislation. The LLC shall acquire the rights of a legal entity as of the date of its State registration.

3.2 As a legal entity, the LLC shall have its own property separate from the property of its Participants and from property belonging to any third party. The LLC shall also have the right: to acquire on its own behalf all proprietary and non-proprietary rights; to bear responsibilities; and to sue and be sued in any court of law, arbitration court or arbitration tribunal.

3.3 The LLC shall not be responsible for obligations of its Participants and the Participants shall not be responsible for obligations of the LLC (unless such obligations are assumed by a Participant pursuant to a written agreement). A Participant that has not made its contribution in full to the Charter Fund shall be responsible for the obligations of the LLC only to the extent of the unpaid portion of such contribution.

3.4 The LLC shall have a seal (in the Ukrainian and/or English languages) bearing its name which shall be approved by the Participants' Assembly. It shall maintain an independent balance sheet, open accounts in banking institutions, possess trademarks and service marks, and possess letterhead, stamps and other requisites for its activity.

3.5 The LLC shall be created for an indefinite period. Such period may be shortened upon unanimous decision of the Participants' Assembly.

3.6 The LLC, as a legal entity under applicable Ukrainian laws, shall have the following powers:

         3.6.1 in its own name and according to applicable Ukrainian legislation, to enter into any agreements not specifically prohibited by law;

         3.6.2 to participate independently in foreign economic activity necessary for the achievement of the statutory purposes of the LLC;

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         3.6.3    within the limits of applicable Ukrainian legislation, to
                  build, acquire, alienate, sell, lease or rent any movable or immovable property, including the rights to lease and acquire plots of land, buildings and constructions;

         3.6.4 to acquire, or to acquire the right to use, proprietary and non-proprietary rights and to ensure legal protection of all its rights and interests;

         3.6.5 within the limits permitted by applicable legislation, to open and maintain bank accounts in Ukraine and abroad in both Ukrainian and convertible currency;

         3.6.6 to sue and be sued in courts of law and arbitration tribunals (including international arbitration) and to conclude amicable settlements;

         3.6.7 in accordance with applicable Ukrainian legislation, to incur loan obligations in both Ukrainian and convertible currency, to secure the repayment of any money borrowed or owing with all or any part of the property or assets of the LLC and to issue debentures, bonds and other securities within the limits permitted by applicable Ukrainian legislation;

         3.6.8 to purchase, acquire and hold stock, shares, debentures, bonds, obligations and securities issued by any Ukrainian or foreign legal or governmental entity;

         3.6.9 to act as trustee in connection with any stocks, bonds, obligations or other securities;

         3.6.10   in accordance with applicable Ukrainian legislation, to take part in the formation and management of any company or legal entity3; to acquire fully or partially any legal entity or its assets or merge with any other legal entity;

         3.6.11 either with or without remuneration, to guarantee the payment of monies or debts of any person or company and to guarantee the performance of any contract or obligation of any person or company;

         3.6.12 to sell, improve, manage, develop, exchange, lease, mortgage or dispose of all the property, assets and rights of the LLC or any part thereof; to allocate among Participants in-kind any property of the LLC, including any stocks or

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                  securities held by the LLC in other legal entities;

         3.6.13 to appoint attorneys and/or commission agents with either full or restricted powers for the purpose of carrying out and completing all or any of the statutory objects of the LLC or to act as an attorney and/or commission agent for any person or company;

         3.6.14 to select potential contracting parties and to organize meetings and technical discussions with and between representatives of such parties;


         3.6.15 to advertise, organize or participate in exhibitions, seminars or symposia or to participate in trade fairs both in Ukraine and abroad;

         3.6.16 to carry out the transmission of information within Ukraine and overseas by means of written correspondence, telegraph, telex, telefax, telephone and other means of communication; and

         3.6.17 to carry out any other acts and acquire any other rights and obligations that fall within the authority of a legal entity according to applicable Ukrainian legislation.

3.7 The LLC shall carry out its foreign economic activity pursuant to the following guidelines:

         3.7.1 foreign economic activities of the LLC shall be performed on the basis of monetary self-sufficiency and mutual benefit;

         3.7.2 the LLC shall have the right independently to establish relationships with foreign legal entities and individuals, and to enter into direct foreign economic agreements with foreign partners;

         3.7.3 the LLC shall be authorized to carry out any kind of foreign economic transaction with regard to any property, materials, products, works and services within the framework of its principal activities contemplated by this Charter, including its own production needs.

3.8 The LLC shall at all times carry out its activities in accordance with the provisions of the Foundation Agreement, this Charter and applicable Ukrainian legislation. Those activities which are subject to licensing in Ukraine shall be carried out by the LLC only after obtaining a required

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         special permission (license) pursuant to applicable Ukrainian legislation.

3.9 The LLC may form subsidiaries, representative offices and branches on the territory of Ukraine and in other countries in accordance with existing law. When creating a subsidiary, the Participants' Assembly shall determine all matters relating to the creation, activities and liquidation of such subsidiary. Subsidiaries established as separate legal entities shall not be liable for the obligations of the LLC, and the LLC shall not be liable for the obligations of such subsidiaries, unless such liability is expressly undertaken by contract. Representative offices and branches established by the LLC shall not be separate legal entities and shall operate in the name of, and on behalf of, the LLC.


ARTICLE 4 PROPERTY OF THE LLC; CHARTER FUND OF THE LLC; CONTRIBUTIONS OF THE PARTICIPANTS; INTERESTS OF THE PARTICIPANTS IN THE CHARTER FUND

4.1      The property of the LLC shall consist of:

         4.1.1 funds and property transferred to the LLC as a contribution to the Charter Fund;

         4.1.2 products or services produced by the LLC as a result of its economic activities;

         4.1.3    income and profits; and

         4.1.4 other property and proprietary rights legally obtained by the LLC.

4.2 The LLC has established a charter fund ("Charter Fund") equal to Ten Thousand (10,000) Ukrainian hryvnias and comprised of contributions from the Participants. The shares of the Participants in the Charter Fund, as well as the timing of each Participant's contribution, the specific assets or amount of cash to be contributed by each Participant and the valuation of such contributions shall be as specified in the Foundation Agreement.

4.3 Contributions to the Charter Fund may be in cash and/or in the form of licenses, permits, buildings, services, equipment, offices, inventories, rights to use land, water and other natural resources, property rights (including inventions and know-how) and other tangible and intangible assets.

4.4 The amount of the Charter Fund may be increased or decreased as determined by the unanimous decision of the Participants' Assembly.

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4.5      Any increase of the Charter Fund may be carried out either (i) through additional contributions either from one or more of the Participants of the LLC or from third parties, or (ii) through the transfer of unallocated profits of the LLC to the Charter Fund. Additional contributions may be made in cash or in the form of other tangible or intangible assets. In the event that either (i) the Charter Fund is increased through additional contributions of one or more Participants which contribute(s) unequally or (ii) new participants are added to the LLC as provided in this Charter, then the Participants' shares in the Charter Fund and the LLC shall be adjusted in order to reflect such changes.

4.6 The LLC may not decrease the Charter Fund in the event of any creditors' objections.

4.7 All contributions made to the Charter Fund pursuant to the provisions of this Article 4 shall become the exclusive property of the LLC and shall constitute the property or proprietary rights of the LLC. Any surplus of property or proprietary rights of the LLC resulting from the LLC's economic activity shall be the exclusive property of the LLC. The Participants' Assembly shall decide upon matters concerning insurance of the LLC's property, proprietary rights and property accountability.

ARTICLE 5   OTHER FUNDS OF THE LLC

5.1 The LLC shall establish a reserve fund ("Reserve Fund") by way of annual deductions from the net profits in the amount of five percent (5%) until the Reserve Fund reaches the amount of twenty-five percent (25%) of the Charter Fund.

5.2 From its profits or income, the LLC may establish such other funds as the Participants' Assembly may from time to time determine necessary. The amount of these funds and the procedure for allocating sums to them shall be as established by the Participants' Assembly.

ARTICLE 6   FINANCIAL DOCUMENTS AND PROFITS

6.1 Not later than January 15 of each fiscal year, copies of the annual financial statement, the profit and loss statement of the LLC for the prior fiscal year, tax calculations for the prior fiscal year and any other reports concerning the LLC required by applicable Ukrainian legislation shall be submitted by the Directorate to the Participants' Assembly. All such documents shall be prepared in Ukrainian and English and shall be subject to the approval of the

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         Participants' Assembly.

6.2 At the first regular meeting of the Participants' Assembly in each fiscal year, on the basis of the documents referenced in Article 6.1 hereof, the Participants' Assembly shall determine all allocations to be made from the profits or revenues of the LLC to the funds referred to in Article 5 of this Charter.

6.3 If the Participants' Assembly decides to distribute profits to the Participants, such profits shall be distributed to the Participants in proportion to their shares in the Charter Fund pursuant to the procedures as determined by the Participants' Assembly. The Participants' Assembly may determine that profits are to be distributed in one or more installments during any given financial year.

ARTICLE 7   THE PARTICIPANTS ASSEMBLY OF THE LLC

7.1 The highest decision-making body of the LLC shall be the Participants' Assembly. The Participants' Assembly shall be responsible for establishing the overall direction and strategy of the LLC, for making major policy decisions and for reviewing the financial performance and operational achievements of the LLC. The Participants' Assembly shall bear ultimate responsibility for the operations of the LLC.


7.2 The Participants' Assembly shall consist of each Participant who is a physical person and a representative appointed by each Participant which is a legal entity (each a "Representative").

7.3 Except as provided otherwise in this Charter or the Foundation Agreement, the following powers shall be within the exclusive competence of the Participants' Assembly and shall be subject to and adopted by 75% of all of the outstanding participation interest votes:

         7.3.1 the authorization for the acquisition, sale or other disposition of any fixed asset or real property (including any tangible or intangible assets or any kind whatsoever) if the consideration or book value for the same exceeds Twenty Five Thousand ($25,000) U.S. Dollars;

         7.3.2 the approval of any capital investment or other capital expenditure or commitment in excess of (when aggregated with any related investment or expenditure or commitment in the same financial period) Ten Thousand ($10,000) U.S. Dollars;

         7.3.3    the approval of the granting or issuance of any


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                  loans, credit, guarantee, indemnity or similar obligation to, or in respect of, any person, except for any undertaking of such nature which is made or given in the ordinary course of business and does not exceed or involve an obligation of more than Ten Thousand ($10,000) U.S. Dollars;

         7.3.4 the raising of loans or credits exceeding Ten Thousand ($10,000) U.S. Dollars;

         7.3.5 the approval of any joint venture, partnership (including silent partnership) or consortium with any third party;

         7.3.6 the approval of any contract or other business relationship with any related party or affiliate;

         7.3.7 determination of the formation, contributions to, and usage of the funds of the LLC as described in Article 5 of this Charter;

         7.3.8 the approval of the annual financial report and statement of account, the distribution of profits, interim payments of anticipated profits, and auditor's reports;

         7.3.9 determination of the procedure for covering losses incurred by the LLC;

         7.3.10 the approval of any material change to the basis of accounting or the accounting principles and policies of the LLC, except as required by law or accounting standards;


         7.3.11 determination of a general employment policy for the LLC's personnel;

         7.3.12 approval or amendment of any procedures governing the activities of the Directorate or its staff structure and the responsibilities of the Directorate or the expansion of the Directorate;

         7.3.13   the decision to issue bonds or other types of securities;

         7.3.14 the approval of any decision to license, sell or otherwise dispose of any of the LLC's trade or services marks, logos, trade names, designs or other such requisites to any third party;

         7.3.15   the decisions listed in Articles 7.6, 7.7 and 10.2 below.

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         The Participants' Assembly may from time to time adopt resolutions indicating those powers which shall be within the exclusive competence of the Participants' Assembly and the percentage vote to which such decisions shall be subject.

7.4 The following powers shall be within the exclusive competence of the Participants' Assembly and shall be subject to and adopted by the unanimous vote of all of the Participants:

         7.4.1 the adoption of changes to the scope of business activities of the LLC;

         7.4.2 the adoption of any changes in the Charter Fund or in the shares of the Participants of the LLC in the Charter Fund, as well as approval of any additional contributions by the Participants of the LLC to the Charter Fund;

         7.4.3 the establishment, acquisition, transfer or termination of the LLC's subsidiaries, branches and representative offices within Ukraine and abroad, including the modification of their capital and organizational structure;

         7.4.4 the decision voluntarily to liquidate or wind-up the LLC; determination of procedures regarding the liquidation of the LLC and all questions arising from such liquidation or winding-up; appointment of a Liquidation Committee, approval of its report and approval of the final liquidation balance of the LLC;

         7.4.5 the decision to admit any new Participant to the LLC or, subject to Article 14.2 below, to remove any existing Participant from the LLC;


         7.4.6    the appointment of any member of the Directorate;

         7.4.7    the decisions listed in Article 9.6 below.

7.5 All decisions of the Participants' Assembly (other than those referred to in Articles 7.3 and 7.4 above) shall be adopted upon a decision of a simple majority of the votes present at a validly convened meeting of the Participants' Assembly; provided, however, that a member of the Directorate may be removed by the vote of 30 percent of all of the ownership interest votes.

7.6 By adoption of a resolution approved by 75% of all of the outstanding participation interest votes, the Participants'

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         Assembly may delegate any of its powers to either the General Director or other members of the Directorate. Such resolution shall be in writing and include an express list of those powers transferred, as well as the term for which such powers are transferred to either the Directorate or the General Director.

7.7 The Representative appointed by Intermedia shall act as the Chairman of the Participants' Assembly. The Participants' Assembly shall also appoint a Secretary of the Participants' Assembly. The term of office for the Secretary of the Participants' Assembly, as well as the procedures for his re-election shall be established by the Participants' Assembly by a resolution approved by 75% of all of the outstanding participation interest votes.

7.8 Notwithstanding any provision herein to the contrary, Intermedia shall nominate, appoint or dismiss legal counsel to the LLC at its sole discretion, and such nomination, appointment or dismissal shall not be within the competence of either the Participants' Assembly or the Directorate. The Participants agree to carry out all actions as may be required in order to implement any such nomination, appointment or dismissal.

ARTICLE 8   MEETINGS OF THE PARTICIPANTS' ASSEMBLY

8.1 Regular meetings of the Participants' Assembly shall be held not less than once each fiscal year. The first regular meeting of any fiscal year shall be held not prior to January 20 and not later than January 31 of a current year. Extraordinary meetings of the Participants' Assembly shall be called when the need arises. All costs related to the calling and holding of the regular and extraordinary meetings of the Participants' Assembly shall be borne by the LLC. The meetings of the Participants' Assembly may be held in Ukraine and other countries as determined by the Participants' Assembly.

8.2 Regular and extraordinary meetings of the Participants' Assembly shall be called by the Chairman of the Participants' Assembly. Notice of such meeting must be given in writing to each Participant and Representative not less than thirty (30) days prior to the meeting; provided, however, that in urgent cases and with the unanimous consent of the Participants and Representatives, notification of the convening of the Participants' Assembly shall be permitted without adherence to the designated time period. A notice shall state the day, time, agenda and address of the location of the meeting. The contents of the notice shall be determined by the Chairman. Any Participant or Representative shall have the right to add a matter to the

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         agenda of the Participants' Assembly up to twenty five (25) days prior to that Participants' Assembly. The Chairman shall mail the final agenda to the Participants and Representatives at least seven (7) days prior to the Participants' Meeting; provided, however, that the agenda may be modified by a majority vote of the votes present at a duly convened meeting of the Participants' Assembly. Meetings of the Participants' Assembly may be held by means of a telephone conference call.

8.3 Extraordinary meetings of the Participants' Assembly may be held at any time as the need arises. Such meetings may be called at the request of any Participants or Representatives who hold in aggregate at least 20% of the votes at the Participants' Assembly ("Proposing Group"). The General Director or the Audit Committee may also call such meetings; provided, however, that the Audit Committee may request an extraordinary meeting if the material interests of the LLC are in jeopardy or if any abuse by the LLC's officers is revealed. Such extraordinary meetings may be convened in order to consider any matter proposed by the Proposing Group, the General Director or Audit Committee and related to the LLC's activities. If the Chairman of the Participants' Assembly fails to comply with the request of the Proposing Group, the General Director or the Audit Committee regarding the convening of an extraordinary meeting of the Participants' Assembly within 25 days of the date of such request, then the Proposing Group, the General Director or Audit Committee shall have the right to convene the extraordinary meeting of the Participants' Assembly on its own initiative.

8.4 A Representative or Participant may appoint another person by power of attorney to participate in a meeting in his place, to vote on his behalf and to exercise all other rights and powers of the absent Participant or Representative. A power of attorney may be in the form of a signed letter (or facsimile copy of such a letter) or telex from the delegating Representative or Participant.

8.5 Each Participant of the LLC shall be entitled to a number of votes in proportion to its share in the Charter Fund. In order for a meeting of the Participants' Assembly to be deemed valid and effective, the presence of Participants (either in person or through their Representatives) holding in aggregate more than 71 percent of the votes shall be required; provided, however, that the presence of the Participants (either in person or through their Representatives)

         representing all 100 percent of the votes shall be required in the event that decisions are to be taken on those matters specified in
         Article 7.4 hereof.

8.6      Decisions of the Participants' Assembly shall be considered

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         valid and effective only if (i) approved at a valid and effective meeting of the Participants' Assembly and (ii) approved by the requisite vote as required in Article 7 above; provided, however, that a Participant may not participate in the voting of its own expulsion in the event it systematically and materially fails to fulfil its obligations under the Foundation Agreement and this Charter as determined in Article 14.2 below.

8.7 The minutes of a meeting of the Participants' Assembly shall be in Ukrainian and English and shall be signed by all of the Representatives in the meeting. The Ukrainian and English originals shall be kept at the office of the LLC and copies shall promptly be sent to each Representative and Participant.

8.8 A decision signed or approved in writing by all the Representatives and Participants (or their designated appointee(s) pursuant to a power of attorney) shall be as valid and effective as if the same had been made at a meeting of the Participants' Assembly duly called and held. Such a decision may consist of one or more documents in identical form each signed or approved by all the Representatives and Participants.

8.9 Decisions of the Participants' Assembly can only be revoked or amended by means of a separate decision of the Participants' Assembly made in accordance with the provisions of this Charter and the Foundation Agreement.

ARTICLE 9   DIRECTORATE

9.1 The day-to-day business operations of the LLC and the fulfilment of the decisions of the Participants' Assembly shall be carried out by a Directorate appointed by the Participants' Assembly as provided herein ("Directorate"). The Directorate shall consist of the General Director, the Deputy General Director, the Financial Director (Chief Accountant), the Sales Director and such other persons as the Participants' Assembly may from time to time appoint. The Directorate shall be headed by the General Director.

9.2 The General Director, the Deputy General Director, the Financial Director (Chief Accountant) and the Sales Director shall be appointed or dismissed by the decision of the Participants' Assembly. Intermedia, and only Intermedia, shall have the right in its sole discretion to nominate individuals for the position of Deputy General Director and Financial Director (Chief Accountant) ("Intermedia Nominees"). AR shall have the right in his sole discretion to nominate individuals for the position of General Director and Sales Director ("AR Nominees").


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9.3      The Directorate shall be accountable to the Participants' Assembly and shall ensure that the decisions of the Participants' Assembly are carried out. The Directorate shall resolve all matters related to the LLC's activities, excluding those within the exclusive competence of the Participants' Assembly. In the event of a controversy between members of the Directorate, the view or position of the General Director shall prevail.

9.4 Subject to the limitations provided in this Charter and the Foundation Agreement, the General Director shall be granted the following authority and responsibilities:

         9.4.1 overall authority over all decisions relating to the day-to-day operations and management of the LLC and the LLC's facilities;

         9.4.2 hiring, supervising and dismissing personnel of the LLC (except for members of the Directorate);

         9.4.3 performance of all other duties which are assigned to the General Director by the Participants' Assembly.

9.5 The General Director may delegate any of its authority and responsibilities to another member of the Directorate.

9.6 The General Director shall be employed for a term of two (2) years from the date of its appointment unless otherwise extended by the unanimous vote of the interests present at a duly convened Participants' Assembly.

9.7 Other members of the Directorate shall have such powers and duties as specified by the Participants' Assembly.


ARTICLE 10   THE AUDIT COMMITTEE

10.1 The Audit Committee shall be established by the Participants' Assembly and shall consist of three (3) persons elected for such period as determined by the Participants' Assembly. Members of the Directorate may not be members of the Audit Committee. Members of the Audit Committee shall be appointed or dismissed by the decision of the Participants' Assembly. Intermedia, and only Intermedia, shall be entitled to nominate and call for the removal of the members of the Audit Committee. AR shall vote for all individuals nominated by Intermedia for the Audit Committee and shall vote for the dismissal of any member of the Audit Committee as indicated by Intermedia.

10.2     The scope of powers and responsibilities of the Audit

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         Committee, as well as the procedures for convening and holding its meetings, shall be determined from time to time by the Participants' Assembly by means of a 75% vote of the participation interest votes; provided, however, that all decisions of the Audit Committee must be approved by two of the three members of the Audit Committee.

ARTICLE 11   FINANCIAL ACTIVITY OF THE LLC

11.1 The fiscal year of the LLC shall correspond to the calendar year and shall encompass the period from January 1 up to and including December 31 of the current calendar year.

11.2 In accordance with applicable Ukrainian legislation, the Directorate shall be responsible for implementing the procedures established for maintaining and insuring the accuracy of the financial and accounting records of the LLC.

11.3 To the extent required by applicable Ukrainian law and/or according to the decision of the Participants' Assembly, audits of the LLC's financial and economic activities may be carried out by Ukrainian and/or foreign auditing organizations.

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ARTICLE 12   ENTERING INTO AGREEMENTS AND OTHER DOCUMENTS

12.1 Subject to Articles 12.2 and 12.3, the General Director alone (and only the General Director) shall have the authority to enter into documents, agreements and contracts which bind the LLC; provided, however, that the General Director may issue written powers of attorney to other members of the Directorate to act in his stead.

12.2 Notwithstanding the foregoing Article 12.1, the entering into, amendment or termination of any agreement, contract or other document (or series of agreements, contracts or documents) or the issuance of any payment order having a value in excess of Ten Thousand ($10,000) U.S. Dollars or which have a duration of more than one (1) calendar year (irrespective of their value) and (except for any compulsory conversion as may be required by Ukrainian law) any act of currency conversion in an amount over $10,000 U.S. dollars must be signed by at least two (2) members of the Directorate: (i) the General Director and
         (ii) either the Deputy General Director or the Financial Director (Chief Accountant); provided, however, that all banking transactions with a value of more than $5,000 U.S. dollars must be signed by both the General Director and the Financial Director (Chief Accountant); and further provided, that any banking transactions with a value of $5,000 U.S. dollars or less may be signed by the Financial Director alone.

12.3 To the extent required by Ukrainian law, any foreign economic agreements on behalf of the LLC must be signed by the General Director and by a person authorized to sign by a power of attorney issued under the signature of the General Director.

ARTICLE 13   TERMINATION OF THE LLC

13.1 The LLC shall terminate its activity as a result of its reorganization or liquidation. Reorganization of the LLC shall result in transfer of all its property, rights and obligations to the LLC's legal successor.

13.2     The LLC shall be liquidated on the following grounds:

         13.2.1 upon the termination of the Foundation Agreement as provided in the Foundation Agreement;

         13.2.2   as a result of expiration of the LLC's term;

         13.2.3 by a unanimous decision of all Participants at the Participants' Assembly; and/or

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

         13.2.4   by a valid court decision or arbitration award.

13.3 Liquidation of the LLC shall be carried out pursuant to applicable Ukrainian legislation and the provisions of this Article 13.

13.4 In the event that the decision on liquidation is adopted, the Participants' Assembly shall appoint a liquidation committee ("Liquidation Committee") which shall prepare and submit a liquidation account balance to the Participants' Assembly. Upon appointment of the Liquidation Committee, the powers of the General Director and the Directorate shall be terminated and shall pass to the Liquidation Committee.

13.5 Upon receiving and approving the liquidation account balance, the Liquidation Committee shall take all measures necessary to satisfy all of the LLC's liabilities. Any remaining property of the LLC (including any funds in cash) shall be distributed to the Participants in proportion to their shares in the Charter Fund.

13.6 The liquidation of the LLC shall be registered with the appropriate governmental authority as required by then-existing legislation. The LLC shall forfeit the rights of a legal entity from the date of its removal from the state register or from such other date as may be specified by applicable legislation.

ARTICLE 14   TERMINATION OF PARTICIPATION IN THE LLC AND LEGAL SUCCESSION

14.1 Any Participant shall be deemed to have terminated its participation in the LLC if it (i) withdraws from the LLC or (ii) disposes of its share in the Charter Fund in its entirety or (iii) for any other reason ceases to be a Party to the Foundation Agreement and/or a Participant in the LLC.


14.2 A Participant may not be expelled from the LLC. In the event that this provision becomes ineffective or unenforceable pursuant to applicable Ukrainian legislation, the Participants shall be able to expel a Participant from the LLC under Article 64 of the Ukrainian Law on Business Associations only if an applicable arbitration panel or court has determined that the Participant to be expelled has systematically and materially failed to fulfil its obligations under the Foundation Agreement and this Charter.

14.3 Transfers, pledges or other dispositions of participation interests in the LLC shall be subject to the transfer provisions as specified in the Foundation Agreement. Subject to the transfer provisions of the Foundation Agreement, a successor or heir to a Participant shall become

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

         a participant in the LLC and a party to the Foundation Agreement.

ARTICLE 15   NOTICES AND MODIFICATIONS

15.1 All modifications to this Charter, and all notices sent pursuant to the provisions of this Charter, except as otherwise provided in this Charter, shall be given in the manner provided in the Foundation Agreement.

ARTICLE 16   MISCELLANEOUS

16.1 This Charter shall enter into force on the date of its state registration.

16.2 All disputes arising between the Participants with respect to the interpretation of this Charter and the performance by the LLC or any of the Participants of any obligations specified in this Charter shall be resolved in the manner provided in the Foundation Agreement.

16.3 Any additions to this Charter mentioned herein shall constitute an integral part of this Charter.


Signed on January 23, 1997 by the following Participants:

                                                     [signed]

                                                     /s/ Alexander Rodnianskii
                                                     ---------------------------
                                                     Alexander Rodnianskii

                                                     ENTERPRISE "INTER - MEDIA"
                                                     as represented by the
                                                     Director, Chekanov S.V.

                                                     [signed]
                                                     ---------------------------
                                                     By:
                                                     Position:

                                                     [seal]

                                                                             Ky-

[January 23, 1997,
I, Oleksyuk Y.E., a private notary of the Kyiv city notary district, hereby certify the authenticity of the signatures of the director of the Enterprise "Inter - Media", Serhiy Viktorovych Chekanov and the citizen, Alexander Youkhimovich Rodnianskii, which have been made in my presence. The identity of the citizen Rodnianskii A.Y and a representative who have signed the document has been verified. The powers of the representative have been examined. The word "General" which is struck out should not be read. Registered in the register under No. 157-163 Payments have been collected according to an arrangement, including state duty in the amount of 0.68 UAH.
PRIVATE NOTARY]
[signed]

[seal]

[seal]

[This document contains in total 18 (eighteen) sewn, numbered and sealed pages.
Private notary]           [signed]

         ,    ,   _ 880071,               . ..   7  1991 .

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